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                                                                      EXHIBIT 21

             AMERADA HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
             ------------------------------------------------------
                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

                                                            Organized under
                              Name of Subsidiary              the laws of
                              -----------------             ---------------

Amerada Hess Limited....................................    United Kingdom

Hess Oil Virgin Islands Corp. ..........................    U.S. Virgin Islands

Hess Energy Trading Company, LLC........................    Delaware

Amerada Hess (Denmark) ApS..............................    Denmark

Amerada Hess Gas Limited................................    United Kingdom

Amerada Hess Norge A/S..................................    Norway

Delta Hess (Azerbaijan) Limited.........................    United Kingdom

Amerada Hess Production Gabon...........................    Gabon

Tioga Gas Plant, Inc....................................    Delaware

A.H. Shipping Guaranty Corporation......................    Delaware

Amerada Hess Shipping Corporation.......................    Liberia

Jamestown Insurance Company Limited.....................    Bermuda

Other subsidiaries (names omitted because such unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary)

Each of the foregoing subsidiaries conducts business under the name listed, and is 100% owned by the Registrant, except for Hess Energy Trading Company, LLC, which is a trading company that is a joint venture between the Registrant and unrelated parties.

                               Name of Affiliate
                               -----------------

HOVENSA L.L.C...........................................     U.S. Virgin Islands

Summarized Financial Information of HOVENSA L.L.C. is included in the Registrant's 2000 Annual Report to Stockholders.